Exhibit 99.1

OSHKOSH CORPORATION

FOR IMMEDIATE RELEASE

For more information, contact:

Financial:	Patrick Davidson
Vice President, Investor Relations
920.966.5939

Media:	Ann Stawski
Vice President, Marketing Communications
920.966.5959

OSHKOSH CORPORATION FINALIZES
CREDIT AGREEMENT AMENDMENT

OSHKOSH, Wis. (March 9, 2009) — Oshkosh Corporation (NYSE: OSK) announced today that it has reached an agreement with its lenders for an amendment of its credit agreement. The amended $3.1 billion credit facility is effective March 9, 2009, and includes revised financial covenant ratios through the remaining life of the credit agreement.

 “We believe the amendment will help provide financial flexibility as we operate our businesses during these difficult recessionary times. We have a strong foundation, a diverse product portfolio, a track record of positive cash flow and a liquidity position reinforced by the amendment,” said Robert G. Bohn, Oshkosh Corporation chairman and chief executive officer.  “We will continue to concentrate on improving our leading market positions in all the industries in which we compete.”

Additional information concerning changes to the financial covenant ratios, pricing and other changes to the credit agreement, including the entire credit agreement amendment, can be found in the Company’s related Form 8-K, filed today with the Securities and Exchange Commission.

About Oshkosh Corporation

Oshkosh Corporation is a leading designer, manufacturer and marketer of a broad range of specialty access equipment, commercial, fire & emergency and military vehicles and vehicle bodies. Oshkosh Corp. manufactures, distributes and services products under the brands of Oshkosh®, JLG®, Pierce®, McNeilus®, Medtec®, Jerr-Dan®, BAI®, Oshkosh Specialty Vehicles, Frontline™, SMIT™, Geesink™, Norba™, Kiggen™, CON-E-CO®, London® and IMT®. Oshkosh products are valued worldwide in businesses where high quality, superior performance, rugged reliability and long-term value are paramount.

For more information, log on to www.oshkoshcorporation.com.

Forward-looking Statements

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical fact, including without limitation, statements regarding the Company’s future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations, are forward-looking statements.  When used in this press release, words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These factors include the consequences of financial leverage associated with the JLG acquisition, especially given turmoil in the credit markets and the level of the Company’s borrowing costs; the cyclical nature of the Company’s access equipment, commercial and fire & emergency markets, especially during a global recession and credit crisis; the Company’s ability to obtain cost reductions on steel and other raw materials following sharp cost increases in 2008, obtain other cost decreases or achieve product selling price increases; the duration of the global recession and its adverse impact on the Company’s share price, which could lead to impairment charges related to many of the Company’s intangible assets; the expected level and timing of U.S. Department of Defense procurement of products and services and funding thereof; risks related to reductions in government expenditures and the uncertainty of government contracts; risks associated with international operations and sales, including foreign currency fluctuations; the Company’s ability to turn around its Geesink business; risks related to the collectability of receivables during a recession, especially access equipment receivables; and the potential for increased costs relating to compliance with changes in laws and regulations. Additional information concerning these and other factors is contained in the Company’s filings with the Securities and Exchange Commission.

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